UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 17, 2011

HAMPSHIRE GROUP, LIMITED
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-20201 (Commission File Number)	06-0967107 (I.R.S. Employer Identification No.)

114 W. 41st Street, New York, New York (Address of principal executive offices)	10036 (Zip code)

(212) 840-5666
(Registrant’s telephone number including area code)

Not applicable
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On October 17, 2011, Hampshire Group, Limited (the “Company”) held its annual meeting of stockholders to (i) elect directors to the Company’s Board of Directors (the “Board”) , (ii) ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm, (iii) vote on a proposal to amend the Company’s Certificate of Incorporation (the “Certificate”) to increase the authorized shares of common stock from 10,000,000 to 13,333,333 and (iv) vote on a proposal to amend the Certificate to remove the ability of the stockholders of the Company to act by written consent in lieu of a meeting.  5,916,897 shares of the Company’s common stock entitled to vote at the annual meeting were present at the annual meeting either in person or by proxy, constituting 83.02 % of the shares of the Company’s common stock entitled to vote.  The seven directors listed below were elected to the Board, the appointment of BDO USA, LLP was ratified, the proposal to amend the Certificate to increase the authorized shares of common stock from 10,000,000 to 13,333,333 was approved and the proposal to amend the Certificate to remove the ability of the Company’s stockholders to act by written consent in lieu of a meeting was not approved, with the votes with respect to each matter listed below.  The following table shows the number of votes cast for, against, abstentions and the number of broker non-votes on each matter:

	For	Withheld	Abstain	Broker Non-votes
Election of Directors:
Heath L. Golden	4,989,625	242,724	0	684,548
Richard A. Mandell	5,192,654	39,695	0	684,548
Herbert Elish	4,989,625	242,724	0	684,548
Peter H. Woodward	5,192,654	39,695	0	684,548
Robert C. Siegel	5,100,725	131,624	0	684,548
Paul M. Buxbaum	5,192,654	39,695	0	684,548
Benjamin C. Yogel	5,217,499	14,850	0	684,548

	For	Against	Abstain	Broker Non-votes
Ratification of BDO USA, LLP’s appointment	5,916,697	200	0	0

Amendment of Certificate to increase authorized common stock from 10,000,000 to 13,333,333	5,097,836	808,333	10,728	0

Amendment of Certificate to remove the ability of stockholders to act by written consent	2,547,933	2,487,718	646	880,600

Item 7.01 Regulation FD Disclosure.

On October 17, 2011, at the Company’s annual meeting of stockholders, the Company’s management gave a presentation regarding the Company’s operating and growth strategies and performance.  The presentation materials were also posted to the Company’s website on October 17, 2011.  Pursuant to Regulation FD, the presentation materials are attached hereto as Exhibit 99.1 and incorporated herein by reference.  The attached presentation materials shall be deemed “furnished” to the Securities and Exchange Commission and not “filed” for all purposes.

In connection with certain litigation described in more detail in Note 6 to Item 1 on the Company’s Form 10-Q, filed with the Securities Exchange Commission on August 11, 2011, the Company filed a motion for discovery by a Notice of Motion dated June 16, 2011 and such motion was argued before the Civil Court of the City of New York on July 18, 2011. On October 5, 2011, that court granted the Company’s motion for discovery.

Item 8.01 Other Events

The Board has appointed each of Messrs. Elish, Siegel and Woodward to each of its Compensation Committee and its Nominating Committee, each of which the Board has determined is an “independent director”, to serve until a successor to such person is duly elected and qualified or until such person's resignation or removal from the Board or the Compensation Committee or Nominating Committee, as applicable.

The Board has appointed each of Messrs. Elish and Woodward to its Audit Committee to serve until a successor to such person is duly elected and qualified or until such person's resignation or removal from the Board or the Audit Committee.  Each of the members of the Audit Committee satisfy the current independence standards promulgated by the Securities and Exchange Commission and by The Nasdaq Stock Market LLC, as such standards apply specifically to members of audit committees.  The Board has waived the requirement under its Audit Committee charter that the Audit Committee must be comprised of three members and has determined that the Audit Committee will contain solely two members until such time as the Board determines that another member of the Board satisfies such standards and is appointed to the Audit Committee.  The Board has determined that Peter Woodward is an "audit committee financial expert," as the Securities and Exchange Commission has defined such term in Item 407 of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Annual Meeting Presentation Materials.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAMPSHIRE GROUP, LIMITED

Dated: October 18, 2011	By:	/s/ Heath L. Golden Name: Heath L. Golden Title: President and Chief Executive Officer